POOLING AGREEMENT

This Pooling Agreement (the “Agreement”) is made effective the ______day of                                  , 2012.

AMONG:

SEARCH BY HEADLINES.COM CORP., a corporation having an address at 3250 Oakland Hills Court, Fairfield, California, USA 94534

(the “Company”)

AND:

________________________________(name of shareholder), having an address at:
__________________________________________________________
__________________________________________________________

(the “Shareholder”)

AND:

•, having an address at •

(the “Trustee”)

WHEREAS:

A.             On February 28, 2012, the Company, SBH Acquisition Corp. (“Subco”), a subsidiary of the Company, and Naked Boxer Brief Clothing Inc. (“Naked”) entered into an Acquisition Agreement (the “Acquisition Agreement”), whereby the parties agreed to complete a three-cornered merger pursuant to which Subco will merge with and into Naked, with Naked as the surviving corporation (the "Merger");

B.              In the Acquisition Agreement, Naked agreed to use its commercial best efforts to cause each of the shareholders (the “Naked Shareholders”) of Naked to, on or prior to the closing of the Merger, enter into a pooling agreement pursuant to which the common shares of the Company (the “Common Shares”) issued to the Naked Shareholders in connection with the Merger would be pooled and released as to 25% on the date that is 90 days after the one year anniversary of the closing date of the Merger and then as to 25% every 90 days thereafter; and

C.              The Shareholder wishes to pool the Common Shares that the Shareholder will receive or has received in connection with the Merger in accordance with the terms and conditions of this Agreement.

NOW THEREFORE in consideration of the mutual covenants and agreement herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1.              The Shareholder hereby agrees with the Trustee that it will deliver or cause to be delivered to the Trustee, a certificate or certificates representing all of the Common Shares that the Shareholder will receive or has received in connection with the Merger, which Common Shares are to be held by the Trustee and released, subject to this Section 4, to the Shareholder on the following basis:

(a)	25% of the Shareholder’s Common Shares on the date which is 90 days after the one year anniversary of the closing date of the Merger (the “First Release Date”);

(b)	25% of the Shareholder’s Common Shares on the date that is 90 days after the First Release Date;

(c)	25% of the Shareholder’s Common Shares on the date that is 180 days after the First Release Date; and

(d)	25% of the Shareholder’s Common Shares on the date that is 270 days after the First Release Date.

2.              The Shareholder shall be entitled, from time to time, to a letter or receipt from the Trustee stating the number of the Common Shares represented by a certificate or certificates held for the Shareholder by the Trustee, subject to the terms of this Agreement, but such letter or receipt shall not be assignable.

3.              The Shareholder shall not sell, deal in, assign, transfer in any manner whatsoever, or agree to sell, deal in, assign or transfer in any manner whatsoever, any of the Shareholder’s Common Shares or beneficial ownership of or any interest in the Shareholder’s Common Shares and the Trustee shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal and beneficial ownership of or interest in the Shareholder’s Common Shares, except as may be required by reason of the death or bankruptcy of the Shareholder, in which case the Trustee shall hold the certificate or certificates for the Shareholder’s Common Shares subject to this Agreement for whatever person or persons, firm or corporation may thus become legally entitled thereto.

4.              If, during the period in which any of the Shareholder’s Common Shares are retained in trust pursuant hereto, any dividend, other than a dividend paid in common shares of the Company, is received by the Trustee in respect of the Shareholder’s Common Shares, such dividend shall be paid or transferred forthwith to the Shareholder entitled thereto. Any common shares of the Company received by way of dividend in respect of the Shareholder’s Common Shares shall be dealt with as if they were Common Shares of the Shareholder subject to this Agreement.

5.              In exercising the rights, duties and obligations prescribed or confirmed by this Agreement, the Trustee will act honestly and in good faith and will exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

6.              The Shareholder and the Company agree from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify the Trustee, its successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which the Trustee, its successors or assigns may at any time or times hereafter bear, sustain, suffer or be put unto for or by reason or on account of its acting pursuant to this Agreement or anything in any manner relating thereto or by reason of the Trustee’s compliance in good faith with the terms hereof.

7.              In case proceedings should hereafter be taken in any court respecting the Shareholder’s Common Shares, the Trustee will not be obliged to defend any such action or submit its rights to the court until it has been indemnified by other good and sufficient security in addition to the indemnity given in Section 6 against its costs of such proceedings.

8.              The Trustee will have no responsibility in respect of loss of the certificate or certificates representing the Shareholder’s Common Shares except the duty to exercise such care in the safekeeping thereof as it would exercise if the Shareholder’s Common Shares belonged to the Trustee. The Trustee may act on the advice of counsel but will not be responsible for acting or failing to act on the advice of counsel.

9.              In the event that the Shareholder’s Common Shares are attached, garnished or levied upon under any court order, or if the delivery of such property is stayed or enjoined by any court order or if any court order, judgment or decree is made or entered affecting such property or affecting any act by the Trustee, the Trustee will obey and comply with all writs, orders, judgments or decrees so entered or issued, whether with or without jurisdiction, notwithstanding any provision of this Agreement to the contrary. If the Trustee obeys and complies with any such writs, orders, judgments or decrees, it will not be liable to any of the parties hereto or to any other person, firm, association or corporation by reason of such compliance, notwithstanding that such writs, orders, judgments or decrees may be subsequently reversed, modified, annulled, set aside or vacated.

10.              Except as herein otherwise provided, the Trustee is authorized and directed to disregard any and all notices and warnings which may be given to it by any of the parties hereto or by any other person, firm, association or corporation. It will, however, obey the order, judgment or decree of any court of competent jurisdiction, and it is hereby authorized to comply with and obey such orders, judgments or decrees and in case of such compliance, it shall not be liable by reason thereof to any of the parties hereto or to any other person, firm, association or corporation, even if thereafter any such order, judgment or decree may be reversed, modified, annulled, set aside or vacated.

11.              If the Trustee receives any valid court order contrary to the instructions contained in this Agreement, the Trustee may continue to hold the Shareholder’s Common Shares until the lawful determination of the issue between the parties hereto.

12.              If written notice of protest is made by the Shareholder and/or the Company to the Trustee to any action contemplated by the Trustee under this Agreement, and such notice sets out reasons for such protest, the Trustee may, at its sole discretion, continue to hold the Shareholder’s Common Shares until the right to the documents is legally determined by a court of competent jurisdiction or otherwise.

13.              The Trustee may resign as Trustee by giving not less than five (5) days’ notice thereof to the Shareholder and the Company. The Shareholder and the Company may terminate the Trustee by giving not less than five (5) days’ notice to the Trustee. The resignation or termination of the Trustee will be effective and the Trustee will cease to be bound by this Agreement on the date that is five (5) days after the date of receipt of the termination notice given hereunder or on such other date as the Trustee, the Shareholder and the Company may agree upon. All indemnities granted to the Trustee herein will survive the termination of this Agreement or the termination or resignation of the Trustee. In the event of termination or resignation of the Trustee for any reason, the Trustee shall, within that five (5) days’ notice period deliver the Shareholder’s Common Shares to the new trustee to be named by the Shareholder and the Company.

14.              Notwithstanding anything to the contrary contained herein, in the event of any dispute arising between the Shareholder and/or the Company, this Agreement or any matters arising thereto, the Trustee may, in its sole discretion, deliver and interplead the Shareholder’s Common Shares into court and such delivery and interpleading will be an effective discharge to the Trustee.

15.              The Company will pay all of the compensation of the Trustee and will reimburse the Trustee for any and all reasonable expenses, disbursements and advances made by the Trustee in the performance of its duties hereunder, including reasonable fees, expenses and disbursements incurred by its counsel.

16.              This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their heirs, executors, administrators, successors and permitted assigns.

17.              This Agreement may be executed in several parts in the same form and such part as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

18.              This Agreement will be exclusively governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first above written.

• [TRUSTEE]

Per: __________________________
                Authorized Signatory

SEARCH BY HEADLINES.COM CORP.

Per: __________________________
                Authorized Signatory

EXECUTED BY ________________________________ )
(name of Shareholder) IN THE PRESENCE OF: )	(Signature of Shareholder)
)
)
(Signature))	(Name of Shareholder)
)
)
(Name))	(Address of Shareholder)
)
)
(Address))
)
)
)
(Occupation))